EXHIBIT 99.1

[iLinc Communications logo]


CONTACT:  JAMES M. POWERS, JR.
          PRESIDENT AND CHIEF EXECUTIVE OFFICER
          (602) 952-1200

          JAMES L. DUNN, JR.
          SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
          (602) 952-1200

                ILINC ANNOUNCES FISCAL 2007 THIRD QUARTER RESULTS


THIRD FISCAL QUARTER HIGHLIGHTS

     o Earned revenues of $3.65 million, an increase of 12% over the same three-month period last year
     o Pro Forma Net Income(1) of $125,000 results in Fifth Consecutive Quarter of Profitability
     o    Achieved Adjusted EBITDA(1) of $723,000
     o    New Significant Partnership with InterTel
     o    Senior Debt Extended to July, 2010

PHOENIX, Arizona (January 25, 2007) - iLinc Communications, Inc. (AMEX:ILC), developers of Web conferencing software and audio conferencing solutions, today announced results for fiscal 2007 third quarter ended December 31, 2006.

Revenues increased 12% to $3.65 million for the three months ended December 31, 2006, when compared with revenues of $3.3 million for the same three-month period last year. Revenues increased 20% to $10.7 million for the nine months ended December 31, 2006, when compared with revenues of $9.0 million for the same nine-month period last year.

The Company reported a pro forma net income(1) of $125,000 or breakeven per basic and diluted share for the three months ended December 31, 2006, as compared with a net income of $207,000, or $0.01 per basic and diluted share, for the same three-month period last year. The pro forma net income is net income before a one-time charge of $160,000 recorded as a loss on debt extinguishment as a result of the extension of the Company's senior debt to 2010. The Company reported a pro forma net income(1) of $415,000 or $0.01 per basic and diluted share for the nine months ended December 31, 2006, as compared with a net loss of $1.2 million, or $0.05 per basic and diluted share, for the same nine-month period last year, an improvement at the bottom line of over $1.6 million.

For the three months ended December 31, 2006, income from operations was $519,000, compared to $419,000 for the same three-month period last year. For the nine months ended December 31, 2006, income from operations was $1.6 million compared to income from operations of $273,000 for the same nine-month period last year. The Company also reported Adjusted EBITDA(1) of $723,000 for the three months ended December 31, 2006, an improvement of $282,000 over the same three-month period last year. The Company also reported Adjusted EBITDA(1) of $2.4 million for the nine months ended December 31, 2006, an improvement of $1.2 million over the same nine-month period last year.

James M. Powers, Jr., President and Chief Executive Officer of iLinc Communications, said "Our revenues returned to the upward growth trend that we have come to expect. We remain confident in the growth plans established for this fiscal year and expect to continue to post quarter over quarter revenue growth. To that end, we anticipate a significant increase in revenue for our fourth fiscal quarter and we anticipate continued gains in net income and EBITDA."

James Dunn, Jr., Senior Vice President and Chief Financial Officer of iLinc Communications, said, "We were pleased to have extended our senior debt for an additional three years on what we view as favorable terms, further strengthening our balance sheet and overall capital structure. We continue to seek ways to grow top-line revenue while maintaining profitability. We remain well-positioned from an operational and financial standpoint to achieve the goals we established for the 2007 fiscal year."

"Notably in the Quarter we executed a reseller agreement with Inter-Tel, a new and significant reseller that advances our announced indirect sales distribution strategy. We look to aggressively grow market share and sales by leveraging our new indirect channels and expect to see meaningful sales from those efforts in the March quarter," concluded Dr. Powers.

A Webcast of iLinc Communications' third quarter fiscal year 2007 conference call will be hosted live at 11:00 a.m. Eastern time on January 25, 2007. Interested parties may participate in the iLinc online meeting and/or listen to the audio portion via the telephone. To join the live online session and see the presentation, please go to http://ir.ilinc.com/join/rmscrf and follow the login instructions. To hear the audio portion of the meeting, call 1-800-282-9233 and enter pin number 3494# when prompted. A replay of the event will be available after the call and accessible online through the Company's Web site at www.iLinc.com.

(1) EXPLANATION OF ADJUSTED EBITDA AND PRO FORMA NET INCOME, NON-GAAP FINANCIAL MEASURES
We report adjusted EBITDA, a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash and/or one-time charges to earnings. It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income (loss), cash flows, or other measures of financial performance prepared in accordance with GAAP. The net loss for the three months ended December 31, 2006 was primarily attributed to the non-recurring loss of $160,000 on extinguishment of debt resulting from the extension of the Company's senior debt. This was a one-time charge to accelerate the interest expense accounted for as debt discount and deferred offering costs under the original terms of the senior debt and accounted for as an "extinguishment of debt for accounting purposes" under the Guidance of EITF 96-19. Excluding this one-time charge, pro forma net income for the three months ended December 31, 2006 was $125,000. A reconciliation of net loss to Adjusted EBITDA is as follows for the three and nine months ended December 31, 2006 and 2005.

                                                   THREE MONTHS ENDED      NINE MONTHS ENDED
                                                      DECEMBER 31,            DECEMBER 31,
                                                  -------------------     -------------------
                                                   2006        2005         2006        2005
                                                     (IN THOUSANDS)           (IN THOUSANDS)
Net loss (income) ............................    $   (35)    $   207     $   255     $(1,199)
Loss on extinguishment of debt ...............        160          --         160          --
                                                  -------     -------     -------     -------
    Pro forma net income (loss) ..............        125         207         415      (1,199)

Non-cash charges and credits:
Interest expense .............................        394         459       1,192       1,478
Financing and late fees ......................          9          11          32          27
Debt conversion expense ......................         --          --          --         329
Warrant expense ..............................         --          --          15           7
Gain on debt settlement ......................         --          --          (8)        (42)
Gain on sale of assets .......................         --          --          (3)        (40)
Adjustment of acquisition liabilities to
  cost of sales ..............................         --        (355)         --        (355)
Adjustment of acquisition liabilities to
  general and administrative expenses ........         --         (89)         --         (89)
Adjustment of acquisition liabilities to
  other income ...............................         --        (167)         --        (167)
Interest income ..............................         (9)         (1)        (25)         (5)
Stock Compensation Expense ...................         33          10         106          30
Depreciation .................................         54         236         280         707
Amortization .................................        117         130         351         458
                                                  -------     -------     -------     -------
       Adjusted EBITDA .......................    $   723     $   441     $ 2,355     $ 1,139
                                                  =======     =======     =======     =======
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                                      -2-
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ABOUT ILINC COMMUNICATIONS, INC.
iLinc Communications, Inc. is a leading developer of Web conferencing software and audio conferencing services for highly secure and cost-effective collaborative meetings, presentations, and training sessions. The Company enables customers to purchase and own iLinc Web conferencing software, which can be installed inside of a customer's network or hosted by iLinc. Our products and services include the iLinc Suite of Web Conferencing software (MeetingLinc,
LearnLinc, ConferenceLinc, and SupportLinc); Audio Conferencing Services;
On-Demand Conferencing; and EventPlus, a service for professionally managed online and audio conferencing events. iLinc's products and services are used by organizations worldwide in sales, HR and training, marketing, and customer support. More information about the Phoenix-based Company may be found on the
Web at www.ilinc.com.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING
STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK
AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY
FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT
COULD CONTRIBUTE TO SUCH DIFFERENCES ARE DISCLOSED IN THE COMPANY'S ANNUAL
REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION
PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE
DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE
COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY
DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE
FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS
REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL
PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc, EventPlus, On-Demand, Web Presenter and its logos are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.

                                      -3-
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
                                      ILINC COMMUNICATIONS, INC., AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                             DECEMBER 31,             DECEMBER 31,
                                                                        ---------------------     ---------------------
                                                                          2006         2005        2006          2005
                                                                             (unaudited)               (unaudited)
Revenues
   Software Licenses ...............................................    $  1,105     $    850     $  3,255     $  2,123
   Software and audio services .....................................       1,831        1,747        5,440        5,158
   Maintenance and professional services ...........................         715          677        2,012        1,671
                                                                        --------     --------     --------     --------
       Total revenues ..............................................    $  3,651     $  3,274     $ 10,707     $  8,952
                                                                        --------     --------     --------     --------


Cost of revenues
   Software Licenses ...............................................          51           40          132           72
   Software and audio services .....................................         884          959        2,727        2,838
   Maintenance and professional services ...........................         310          237          710          535
   Amortization of acquired developed technology ...................          68           82          202          309
                                                                        --------     --------     --------     --------
       Total cost of revenues ......................................       1,313        1,318        3,771        3,754
                                                                        --------     --------     --------     --------

Gross profit .......................................................       2,338        1,956        6,936        5,198
                                                                        --------     --------     --------     --------

 Operating expenses
   Research and development ........................................         307          351          905        1,055
   Sales and marketing .............................................         924          701        2,538        2,255
   General and administrative ......................................         588          485        1,887        1,615
                                                                        --------     --------     --------     --------
       Total operating expenses ....................................       1,819        1,537        5,330        4,925
                                                                        --------     --------     --------     --------

 Income  from operations ...........................................         519          419        1,606          273

   Interest expense ................................................        (244)        (246)        (741)        (773)
   Amortization of beneficial debt conversion ......................        (150)        (213)        (451)        (705)
                                                                        --------     --------     --------     --------
       Total interest expense ......................................        (394)        (459)      (1,192)      (1,478)
   Loss on extinguishment of debt ..................................        (160)          --         (160)          --
   Net gain (loss) on settlement of debt and other obligations .....          --           --            8         (287)
   Interest income (charges) and other .............................          --          177          (20)         171
   Gain on sale of assets ..........................................          --           --            3           40
                                                                        --------     --------     --------     --------

   (Loss) income from continuing operations before income taxes ....         (35)         137          245       (1,281)

   Income taxes ....................................................          --           --           --           --
                                                                        --------     --------     --------     --------

   Loss (income) from continuing operations ........................         (35)         137          245       (1,281)
    Income from discontinued operations ............................          --           70           10           82
                                                                        --------     --------     --------     --------
 Net loss (income) .................................................         (35)         207          255       (1,199)

 Series A and B preferred stock dividends ..........................         (38)         (40)        (117)         (91)
 Imputed preferred stock dividends .................................          --           --           --          (55)
                                                                        --------     --------     --------     --------
 Loss (income) available to common shareholders ....................         (73)         167          138       (1,345)
                                                                        ========     ========     ========     ========
 Loss (income) per common share, basic and diluted
   From continuing operations ......................................    $  (0.00)    $   0.01     $   0.00     $  (0.05)
   From discontinued operations ....................................          --           --           --           --
                                                                        --------     --------     --------     --------
       Loss (income) per common share ..............................    $  (0.00)    $   0.01     $   0.00     $  (0.05)
                                                                        ========     ========     ========     ========

Number of shares used in calculation of loss (income) per share:
    Basic ..........................................................      33,190       27,114       31,676       25,705
                                                                        ========     ========     ========     ========
    Diluted ........................................................      33,190       27,115       31,991       25,705
                                                                        ========     ========     ========     ========

                                                          -4-
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                               ILINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                    (IN THOUSANDS, EXCEPT SHARE DATA)
                                                                                  DECEMBER 31,  MARCH 31,
                                                                                     2006         2006
                                                                                   --------     --------
                                                                                  (UNAUDITED)   (AUDITED)
ASSETS
Current assets:
   Cash and cash equivalents ..................................................    $    772     $    466

   Certificates of deposit and marketable securities ..........................         768           --
   Accounts receivable, net of allowance for doubtful accounts of
     $96 and $120, respectively ...............................................       2,128        2,207
   Note receivable ............................................................          52           12
   Prepaid and other current assets ...........................................         788           30
                                                                                   --------     --------
     Total current assets .....................................................       4,508        2,715

Property and equipment, net ...................................................         448          336
Goodwill ......................................................................      11,206       11,206
Intangible assets, net ........................................................       1,632        1,731
 Other assets .................................................................          14           12

 Assets of discontinued operations ............................................          --           --
                                                                                   --------     --------
     Total assets .............................................................    $ 17,808     $ 16,000
                                                                                   ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long term debt ..........................................    $    483     $    199
   Accounts payable trade .....................................................       1,099        1,257
   Accrued liabilities ........................................................       1,277        2,213
   Current portion of capital lease liabilities ...............................          --           70
   Deferred revenue ...........................................................       1,091          917
                                                                                   --------     --------
     Total current liabilities ................................................       3,950        4,656

Long term debt, less current maturities, net of discount and beneficial
   conversion feature of $1,043 and $1,493, respectively ......................       7,020        6,974
Capital lease liabilities, less current maturities ............................          --           --
                                                                                   --------     --------
     Total liabilities ........................................................      10,970       11,630
                                                                                   --------     --------

SHAREHOLDERS' EQUITY:
 Preferred stock, $.001 par value 10,000,000 shares authorized, Series A,
   115,000 and 127,500 shares issued and outstanding, liquidation preference of
   $1,150,000 and $1,275,000, respectively and Series B, 64,000 and 70,000 shares issued and outstanding, liquidation preference of $640,000 and
   $700,000, respectively .....................................................          --           --
 Common stock, $.001 par value 100,000,000 shares authorized, 34,837,843 and
   28,923,168 issued, respectively ............................................          35           29
   Additional paid-in capital .................................................      46,552       44,228
   Accumulated deficit ........................................................     (38,341)     (38,479)
   Less:  1,432,412 treasury shares at cost ...................................      (1,408)      (1,408)
                                                                                   --------     --------
     Total shareholders' equity ...............................................       6,838        4,370
                                                                                   --------     --------
     Total liabilities and shareholders' equity ...............................    $ 17,808     $ 16,000
                                                                                   ========     ========



                                                  -End-

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